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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                               OCTOBER 17, 1996



                          LAMAR ADVERTISING COMPANY
            (Exact name of registrant as specified in its charter)


        DELAWARE                      0-20833                 72-1205791
(State or other jurisdiction      (Commission File           (IRS Employer
      of incorporation                 Number)             Identification No.)


            5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808 (Address of principal executive offices and zip code)


                                (504) 926-1000
             (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

        On October 17, 1996, Lamar Advertising Company ("Lamar") announced that it has commenced a tender offer for all of its $100 million in outstanding 11% Senior Secured Notes due May 15, 2003 (the "Notes"), together with a consent solicitation to effect certain amendments to the indenture under which the Notes were issued. The Company intends to pay the aggregate consideration due in connection with the tender offer and consent solicitation and the purchase price of certain pending acquisitions with public offerings of its Class A Common Stock and senior subordinated debt securities and borrowings under an expanded bank credit facility. Lamar hereby incorporates by reference the contents of its press release dated October 17, 1996 filed as Exhibit 99.1 to this report.

ITEM 7. EXHIBITS

        99.1     Press release dated October 17, 1996. Filed herewith.
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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 25, 1996                  LAMAR ADVERTISING COMPANY


                                        By: /s/ Keith Istre
                                           ---------------------------
                                            Keith Istre
                                            Chief Financial Officer
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                              INDEX TO EXHIBITS



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EXHIBIT
NUMBER           DESCRIPTION
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

99.1             Press release dated October 17, 1996. Filed herewith.
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